                                                                   EXHIBIT 10.27

                                                 Portions of this Exhibit have
                                                 been omitted pursuant to a
                                                 request for confidential
                                                 treatment. The omitted portions
                                                 are marked ***** and have been
                                                 filed separately with the
                                                 Commission.



                               LICENSE AGREEMENT

                         dated as of November 13, 1998

                                 by and between

                              PG-TXL COMPANY, L.P.

                                      and

                            CELL THERAPEUTICS, INC.

                               TABLE OF CONTENTS

                                                                          Page
ARTICLE I              DEFINITIONS.......................................   2
     SECTION 1.01.     Definitions.......................................   2

ARTICLE II             DEVELOPMENT.......................................   7
     SECTION 2.01.     Development.......................................   7
     SECTION 2.02.     Drug Approval Applications........................   7
     SECTION 2.03.     Costs of Development..............................   8
     SECTION 2.04.     Exclusivity.......................................   8
     SECTION 2.05.     CTI Portfolio.....................................   8

ARTICLE III            PAYMENTS..........................................   8
     SECTION 3.01.     License Fee Payments..............................   8
     SECTION 3.02.     Milestone Payments................................   9
     SECTION 3.03.     Donation to MD Anderson...........................  10
     SECTION 3.04.     Facilities and Administrative Expenses............  10

ARTICLE IV             LICENSES..........................................  11
     SECTION 4.01.     Patent License to CTI.............................  11
     SECTION 4.02.     Trademark Assignment to CTI.......................  11
     SECTION 4.03.     Third Party Technology............................  11

ARTICLE V              COMMERCIALIZATION.................................  12
     SECTION 5.01.     CTI as Sole Marketing Party.......................  12
     SECTION 5.02.     Commercialization Efforts.........................  12
     SECTION 5.03.     Tax Considerations................................  12

ARTICLE VI             ROYALTIES.........................................  12
     SECTION 6.01.     Royalties.........................................  12
     SECTION 6.02.     Royalty Reports and Payments......................  13
     SECTION 6.03.     Payments; Interest................................  13
     SECTION 6.04.     Taxes.............................................  14
     SECTION 6.05.     Payments to or Reports by Affiliates..............  14
     SECTION 6.06.     Payment Currency..................................  14

ARTICLE VII            MANUFACTURE, SALES AND SUPPLY.....................  15
     SECTION 7.01.     Manufacture and Supply of Licensed Products by CTI  15
     SECTION 7.02.     Regulatory Approval for Manufacturing.............  15

ARTICLE VIII           CONFIDENTIALITY...................................  15
     SECTION 8.01.     Confidentiality; Exceptions.......................  15


                                       i.

     SECTION 8.02.     Authorized Disclosure                               16
     SECTION 8.03.     Survival..........................................  16
     SECTION 8.04.     Termination of Prior Agreement....................  16
     SECTION 8.05.     Publications......................................  16
     SECTION 8.06.     Publicity Review..................................  17

ARTICLE IX             OWNERSHIP OF INTELLECTUAL PROPERTY AND
                       PATENT RIGHTS.....................................  17
     SECTION 9.01.     Patent Prosecution................................  17
     SECTION 9.02.     Third Party Patent Rights.........................  18
     SECTION 9.03.     Enforcement Rights................................  18
     SECTION 9.04.     Defense and Settlement of Third Party Claims......  19
     SECTION 9.05.     Patent Expenses...................................  19
     SECTION 9.06.     Trademarks........................................  19

ARTICLE X              REPRESENTATIONS AND WARRANTIES....................  19
     SECTION 10.01.    Representations and Warranties....................  19
     SECTION 10.02.    Performance by Affiliates of CTI..................  20

ARTICLE XI             INFORMATION AND REPORTS...........................  20
     SECTION 11.01.    Records of Revenues and Expenses..................  20
     SECTION 11.02.    Use of Names......................................  22

ARTICLE XII            TERM AND TERMINATION..............................  22
     SECTION 12.01.    Term..............................................  22
     SECTION 12.02.    Termination.......................................  22
     SECTION 12.03.    Surviving Rights..................................  24

ARTICLE XIII           INDEMNIFICATION...................................  24
     SECTION 13.01.    Indemnification...................................  24

ARTICLE XIV            APRIL 30 LICENSE; SECURITY INTEREST...............  26
     SECTION 14.01.    April 30 License..................................  26
     SECTION 14.02.    Security Interest.................................  26

ARTICLE XV             MISCELLANEOUS.....................................  27
     SECTION 15.01.    Assignment........................................  27
     SECTION 15.02.    Retained Rights...................................  28
     SECTION 15.03.    Force Majeure.....................................  28
     SECTION 15.04.    Further Actions...................................  28
     SECTION 15.05.    No Trademark Rights...............................  28
     SECTION 15.06.    Notices...........................................  28
     SECTION 15.07.    Waiver............................................  29
     SECTION 15.08.    Severability......................................  29


                                      ii.

     SECTION 15.09.    Ambiguities                                         29
     SECTION 15.10.    Governing Law.....................................  29
     SECTION 15.11.    Arbitration.......................................  29
     SECTION 15.12.    Headings..........................................  30
     SECTION 15.13.    Counterparts......................................  30
     SECTION 15.14.    Entire Agreement; Amendments......................  30
     SECTION 15.15.    Expenses..........................................  30
     SECTION 15.16.    Independent Contractors...........................  31

EXHIBITS

EXHIBIT A              PG-TXL Patent Rights
EXHIBIT B              Form of Financing Statement

                                      iii.

                               LICENSE AGREEMENT
                               -----------------



          LICENSE AGREEMENT (the "Agreement"), dated as of November 13, 1998
                                  ---------
(the "Effective Date"), by and between PG-TXL COMPANY, L.P., a Delaware limited
      --------------
partnership having its principal place of business at 3324 Pittsburgh Street, Houston, Texas, 77005 (hereinafter referred to as "PG-TXL") and CELL
                                                   ------
THERAPEUTICS, INC., a Washington corporation having its principal place of business at 201 Elliott Avenue West, Seattle, Washington, 98119 (hereinafter referred to as "CTI"). PG-TXL and CTI are sometimes referred to herein
                ---
individually as a "Party" and collectively as the "Parties."


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, CTI focuses on the discovery, development, and commercialization of drugs that are relevant to the treatment of cancer and inflammatory and immune diseases;

          WHEREAS, PG-TXL has acquired certain technology related to conjugates of water soluble polymers and, secondarily, metal chelators and has the right to grant rights and licenses and/or sublicenses under the PG-TXL Patent Rights (hereinafter defined) and PG-TXL Know-How (hereinafter defined);

          WHEREAS, CTI has, based on its evaluation, expressed to PG-TXL its interest in obtaining from PG-TXL certain rights and licenses to the PG-TXL Patent Rights and PG-TXL Know-How;

          WHEREAS, PG-TXL is willing to grant such rights and licenses to CTI under the terms and conditions hereinafter set forth;

          WHEREAS, the Parties intend to record, characterize and report their activities under this Agreement as separate activities of each of the Parties;

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

                                       1.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          SECTION 1.01.  Definitions.  The following terms, when capitalized,
                         -----------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) as used in this
Agreement:

          "Affiliate" means any person, corporation, partnership, firm, joint
           ---------
venture or other entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, PG-TXL or CTI, as the case may be. As used in this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of the outstanding voting securities or by contract or otherwise.

          "April 30 License" means the License Agreement, effective as of April
           ----------------
30, 1998 by and among the April 30 Licensors and PG-TXL.

          "April 30 Licensors" means Chun Li, Ph.D., Sidney Wallace, M.D., David
           ------------------
J. Yang, Ph.D. and Dong Fang Yu, M.S.

          "Audit Disagreement" shall have the meaning set forth in Section
           ------------------
11.01(b).

          "Bankruptcy Event" shall have the meaning set forth in Section
           ----------------
12.02(d).

          "Clinical Work" means any work related to human trials to assess the
           -------------
dosing, safety and/or efficacy of Licensed Products and/or to assess a dose and treatment plan employing such Licensed Products, including, but not limited to, Phase III and Phase IV Clinical Trials (in the event such Phase IV Clinical Trials are required by the FDA).

          "Commercialization" and "Commercialize" shall refer to all activities
           -----------------       -------------
undertaken relating to the manufacture, pre-marketing, marketing and sale of Licensed Products.

          "Confidential Information" shall have the meaning set forth in Section
           ------------------------
8.01.

          "Control" or "Controlled" shall refer to possession of the ability to
           -------      ----------
grant a license or sublicense of patent rights, know-how or other intangible rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

          "Development" and "Develop" shall refer to all activities relating to
           -----------       -------
obtaining Regulatory Approval of Licensed Products, and all activities relating to developing the ability to manufacture the same. This includes preclinical testing, toxicology, formulation, bulk

                                       2.

production, fill/finish, manufacturing process development, manufacturing, quality assurance and quality control technical support, clinical studies, regulatory affairs and outside regulatory counsel legal services.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

          "Development Expenses" means the expenses incurred in connection with
           --------------------
the Development of Licensed Products. Development Expenses shall include, but are not limited to *****.

          "Drug Approval Application" means an application for Regulatory
           -------------------------
Approval required to be approved before commercial sale or use of a Licensed Product as a drug in a regulatory jurisdiction, including, for the purposes of Regulatory Approval in the United States, a New Drug Application and all supplements filed pursuant to the requirements of the FDA (including all documents, data and other information concerning Licensed Products which are necessary for, or included in, FDA approval to market the Licensed Products, as more fully defined in 21 C.F.R. (S)(S)314.1 et seq.).

          "Effective Date" shall have the meaning set forth in the Recitals to
           --------------
this Agreement.

          "Europe" means the countries which are members of the European Union
           ------
as such membership may change from time to time.

          "FDA" means the United States Food and Drug Administration, or any
           ---
successor agency.

          "First Commercial Sale" means the date CTI or its Affiliate or a
           ---------------------
sublicensee of CTI first sells commercially, pursuant to a Regulatory Approval, Licensed Products in any country of the Territory, provided that where such a
                                                   --------
first commercial sale has occurred in a country for which pricing or reimbursement approval is necessary for widespread sale, then such sales shall not be deemed a First Commercial Sale until such pricing or reimbursement approval has been obtained.

          "Improvements" shall mean any additional composition which comprises
           ------------
an agent conjugated to water soluble polymers or metal chelators.

          "IND" shall mean an investigational new drug application required to
           ---
be filed with the FDA pursuant to 21 C.F.R. (S) 312, as such regulations may be amended from time to time, to test drug products in humans, or any foreign equivalent of the FDA.

                                       3.

          "Information" means (i) techniques and data relating to the Licensed
           -----------
Products, including, but not limited to, inventions, practices, methods, knowledge, know-how, skill, trade secrets, experience, test data including pharmacological, toxicological, preclinical and clinical test data, regulatory submissions, adverse reactions, analytical and quality control data, marketing, pricing, distribution, cost, sales and manufacturing data or descriptions and
(ii) compounds, compositions of matter, assays and biological materials relating to the Licensed Products.

          "June 30 Letter Agreement" shall mean that Letter Agreement dated June
           ------------------------
30, 1998, between PG-TXL and CTI.

          "Licensed Products" means all products, devices, apparatuses,
           -----------------
compositions of matter, kits or component parts, and/or any method, procedure, or process, (or other subject matter disclosed or claimed in the PG-TXL Patent Rights) the manufacture, promotion, sale, marketing, distribution or use of which for any purpose by Licensee are covered by a validly issued and unexpired patent claim under the PG-TXL Patent Rights, or which utilize the PG-TXL Know-How, and any Improvements utilized by CTI or its licensees or assigns.

          "Losses" shall have the meaning set forth in Section 13.01(a).
           ------

          "Major Market Country" means each of Germany, France, Italy and the
           --------------------
United Kingdom.

          "Manufacturing Party" means the Party who is from time to time
           -------------------
responsible for the (i) manufacturing and supply of the Licensed Products for use during Development or (ii) commercial manufacture and supply of the Licensed Products.

          "MD Anderson" shall mean the University of Texas/M.D. Anderson Cancer
           -----------
Center located in Houston, Texas.

          "MD Anderson Release" means the release by MD Anderson of its rights
           -------------------
and claims to the PG-TXL Patent Rights as set forth in the letter dated March 11, 1997, from Charles B. Mullins, M.D. to John Mendelsohn, M.D., and to be confirmed in a letter to be dated on or about November 16, 1998, from John Mendelsohn, M.D. to the April 30 Licensors.

          "Necessary Third Party Intellectual Property" shall mean Third Party
           -------------------------------------------
intellectual property which CTI, in its good faith judgment and with prior consultation with PG-TXL, determines to be necessary and required to make, use, sell, offer for sale or import Licensed Products.

          "Net Sales" means the amount invoiced by a Party, its Affiliates or
           ---------
its sublicensees from sales of the Licensed Products to Third Parties in the Territory, less reasonable and customary deductions applicable to the Licensed Products for

                                       4.

(i) transportation charges and charges such as insurance for goods in transit, relating thereto paid by the selling party; (ii) sales and excise taxes or customs duties paid by the selling party and any other governmental charges imposed upon the sales of Licensed Products and paid by the selling party; (iii) distributors' fees, rebates or allowances actually granted, allowed or incurred;
(iv) quantity discounts, cash discounts or chargebacks actually granted, allowed or incurred in the ordinary course of business in connection with the sale of the Licensed Products; (v) allowances or credits to customers, not in excess of the selling price of the Licensed Products, on account of governmental requirements, rejection, outdating, recalls or return of the Licensed Products;
(vi) any amount required to be paid for Necessary Third Party Intellectual Property, and (vii) amounts actually charged for bad debts in connection with sales of Licensed Products. Sales of the Licensed Products between a Party and its Affiliates or sublicensees solely for research or clinical testing purposes shall be excluded from the computation of Net Sales. Net Sales will be accounted for in accordance with U.S. accounting standards consistently applied. If Necessary Third Party Intellectual Property is purchased, for the purposes of subclause (vi) the purchase price thereof shall be amortized over the remaining life of the PG-TXL Patent Rights and the amount thereof charged quarterly in computing Net Sales over the amortization period. If Necessary Third Party Intellectual Property is licensed, the royalties payable with regard thereto for the relevant period shall be deducted in computing Net Sales.

          "Patent" means (i) valid United States and foreign patents, re-
           ------
examinations, reissues, renewals, extensions, term restorations, divisionals, continuations and continuations-in-part thereof, and foreign counterparts thereof, and (ii) pending applications for United States and foreign patents and foreign counterparts thereof.

          "Patent Expenses" means the fees, expenses and disbursements and
           ---------------
outside counsel fees, and payments to Third Party agents incurred in connection with the preparation, filing, prosecution and maintenance of the PG-TXL Patent Rights covering the Licensed Products, including costs of patent interference and opposition proceedings and actions at law and equity for patent infringement and any sums paid to Third Parties on account of judgments or settlements arising out of Third Party patent claims (other than such judgments or settlements resulting in the payment of royalties).

          "PG-TXL Know-How" means Information which is within the Control of PG-
           ---------------
TXL and relates to the research, development, manufacture, use, importation, sale or offer for sale of Licensed Products or potential Licensed Products, including the use of the PG-TXL Patent Rights for uses other than cancer therapies. Notwithstanding anything herein to the contrary, PG-TXL Know-How shall exclude the PG-TXL Patent Rights.

          "PG-TXL Patent Rights" means collectively, all right, title and
           --------------------
interest of PG-TXL in, to and under the April 30 License to the Invention and Licensed Intellectual Property, as defined therein, including:

                                       5.

                (a) any Patent listed in Exhibit A hereto or added thereto by written agreement of the Parties during the term of this Agreement;

                (b) any Patent application listed in Exhibit A hereto or added thereto by written agreement of the Parties during the term of this Agreement; and any continuations, continuations-in-part, Improvements, additions, modifications, divisions or substitutions, of any such application; and any Patent which shall issue based on such application, continuations, continuations-in-part, Improvements, additions, modifications, divisions or substitutions;

                (c) any Patent which is a reissue, reexamination or extension of any Patent or any Patent application described in (a) or (b) above;

                (d) any foreign counterpart Patent application or Patent corresponding to any Patent or Patent Application identified in (a), (b), or
(c), above which is filed or issued in any country; and

                (e) any Patent or Patent application related to or based on any PG-TXL Know-How related to the Licensed Products or the manufacture thereof developed or acquired by PG-TXL prior to or during the term of this Agreement and which is necessary for the use, development, manufacture, market, sale or distribution of any marketed Licensed Products and any division, continuation or continuation-in-part of any such Patent or Patent application; and any Patent which shall issue based on such application, division, continuation or continuation-in-part; and any Patent which is a reissue, reexamination or extension of any such Patent.

As used herein, "Patent" also includes a Supplementary Certificate of Protection of a member state of the European Community and any other similar protective rights in any other country.

          "Phase I Clinical Trials" means those trials on sufficient numbers of
           -----------------------
normal volunteers and patients that are designed to establish that a drug is safe for its intended use, and to support its continued testing in Phase II Clinical Trials.

          "Phase II Clinical Trials" means those trials on sufficient numbers of
           ------------------------
patients that are designed to gain evidence that a drug is effective for its intended use in the target population within the meaning of 21 C.F.R.
(S)312.21(b).

          "Phase III Clinical Trials" has the meaning ascribed thereto in 21
           -------------------------
C.F.R. (S) 312.21(c), as amended from time to time.

          "Phase IV Clinical Trials" means product support clinical trials of
           ------------------------
Licensed Products commenced after receipt of Regulatory Approval in the United States for such Licensed Products.

                                       6.

          "Preclinical Work" means any nonclinical in vivo or in vitro
           ----------------
biological work to assess the safety or efficacy of Licensed Products.

          "Regulatory Approval"  means any approvals, product and/or
           -------------------
establishment licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture, use, storage, importation, export, transport or sale of Licensed Products in a regulatory jurisdiction.

          "Royalty Percentages" shall have the meaning set forth in Section
           -------------------
6.01.

          "Successful Completion" means, with respect to a Phase II or Phase III
           ---------------------
Clinical Trial, that such trial has achieved each of its primary endpoints at a level that is statistically significant.

          "Territory" means all the countries, territories and subdivisions of
           ---------
the world.

          "Third Party" means any entity other than PG-TXL or CTI and their
           -----------
respective Affiliates and sublicensees.

          "Written Disclosure" shall have the meaning set forth in Section 8.06.
           ------------------


                                   ARTICLE II

                                  DEVELOPMENT
                                  -----------

          SECTION 2.01.  Development.  CTI will be the sole party responsible
                         -----------
for Development of Licensed Products and shall use commercially reasonable efforts to develop, manufacture, promote, sell, market, distribute or use the Licensed Products. Such efforts shall be consistent with commercially reasonable practices in the biotechnology industry as well as the efforts used by CTI with respect to its own pharmaceutical products.

          SECTION 2.02.  Drug Approval Applications.  CTI, or its designee,
                         --------------------------
shall be responsible for preparing and filing Drug Approval Applications and seeking Regulatory Approvals for Licensed Products in the Territory, including preparing all reports necessary as part of a Drug Approval Application. All such Drug Approval Applications shall be filed in the name of CTI or its designee, and a copy of each such Drug Approval Application shall be provided to PG-TXL within 180 days of such filing. CTI shall be responsible for prosecuting such Drug Approval Applications. In the event that any regulatory agency threatens or initiates any action to remove Licensed Products from the market, CTI shall notify PG-TXL of such communication within ten (10) business days of receipt by CTI. As between Parties, CTI shall be the legal and beneficial owner of all Drug Approval Applications and related approvals in the Territory.

                                       7.

          SECTION 2.03.  Costs of Development.  Unless otherwise agreed all
                         --------------------
Development Expenses incurred for Licensed Products shall be borne by CTI. PG-TXL shall not conduct any Development, nor incur Development Expenses, without CTI's prior written consent.

          SECTION 2.04.  Exclusivity.
                         -----------

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

          (a) The rights granted by PG-TXL to CTI under Section 4.01 shall become non-exclusive at the option of PG-TXL, upon written notice to CTI, effective ninety (90) days after receipt by CTI of such notice, if: *****.

          (b) Neither PG-TXL nor any of its Affiliates shall use, Develop, manufacture, have manufactured, market, sell, or distribute directly or indirectly any Licensed Product in the Territory, nor aid in any of the aforementioned activities, including through the licensing of any PG-TXL Patent Rights or PG-TXL Know-How. If PG-TXL or any of its Affiliates makes, uses, or sells a product competitive with a Licensed Product in a country, or aids in any such activities with any of their respective licensees or sublicensees, and after written notice of breach from CTI, PG-TXL or its Affiliates fails to cease such making, using, or selling, CTI shall not be obligated to pay royalties on the sale of Licensed Products in such country, and may seek damages for PG-TXL's breach hereof

          SECTION 2.05.  CTI Portfolio.  PG-TXL is aware of the fact that CTI
                         -------------
is, as of the Effective Date, engaged in the discovery, development and commercialization of products which potentially may be competitive with Licensed Products and will continue to be so engaged after the Effective Date. PG-TXL agrees that nothing in this Agreement is intended to prevent or prevents CTI, in its sole discretion, from continuing to engage in such drug discovery, development or commercialization efforts.


                                  ARTICLE III

                                    PAYMENTS
                                    --------

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

          SECTION 3.01.  License Fee Payments.  On July 2, 1998, in
                         --------------------
consideration of the rights granted by PG-TXL to CTI under Section 3.0 of the June 30 Letter Agreement, CTI paid to PG-TXL a nonrefundable initial license fee payment of *****. In consideration of the rights granted by PG-TXL to CTI under Section 4.01 of this Agreement, CTI shall make the following remaining license fee payments:

                                       8.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

                 Payment                         Due Date
                 -------                     ---------------
                 *****                       January 5, 1999
                 *****                       April 1, 1999
                 *****                       July 1, 1999

     CTI shall have no obligation to make the license fee payments specified above; however the failure to make any payment shall, at the option of either Party upon written notice to the other Party, terminate this Agreement effective five (5) days after receipt of such notice by such Party. Upon any termination, the license granted pursuant to Section 4.01 shall terminate and CTI shall comply with Section 12.02(e).


          SECTION 3.02.  Milestone Payments.  CTI shall make the following
                         ------------------
payments to PG-TXL within ten (10) business days after the first achievement of each of the corresponding milestones (each milestone and corresponding payment shall be a stand-alone event and shall in no way be dependent upon the achievement of any other milestone):

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

                                                                             PG-TXL
                               PG-TXL                                       Milestone
                           Milestone Event                                   Payment
                           ---------------                                 -----------
              Oncology/PG-TXL:

              Upon the earlier to occur of:                                *****

                     1.  24 months from the execution of this
                         Agreement; or

                     2.  Acceptance by the FDA for filing of the
                         first IND for a Licensed Product in
                         U.S.

              The filing with the relevant regulatory agency or            *****
              authority of the first IND application (or its
              counterpart) in the first Major Market Country
              which accepts the filing

              The filing with the relevant regulatory agency or            *****
              authority of the first IND application (or its
              counterpart) in Japan

              Successful Completion of a Phase II Clinical                 *****
              Trial in the U.S.

              Successful Completion of a Phase II Clinical                 *****
              Trial in a Major Market Country

                                       9.

                                                                             PG-TXL
                               PG-TXL                                       Milestone
                           Milestone Event                                   Payment
                           ---------------                                 -----------
              Successful Completion of a Phase II Clinical Trial in        *****
              Japan

              Successful Completion of a Phase III Clinical Trial in       *****
              the U.S.

              Successful Completion of a Phase III Clinical Trial in       *****
              a Major Market Country

              Successful Completion of a Phase III Clinical Trial in       *****
              Japan

              Regulatory Approval for the first indication in the          *****
              U.S.

              Regulatory Approval for the first indication in a Major      *****
              Market Country

              Regulatory approval for the first indication in Japan        *****

              Additional Products:

              Commencement of a Phase I Clinical Trial in the U.S.         *****
                   for the second compound protected by the
                   PG-TXL Patent Rights

              Commencement of a Phase I Clinical Trial in the U.S.         *****
                   for the third compound protected by the
                   PG-TXL Patent Rights

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

          SECTION 3.03.  Donation to MD Anderson.  CTI shall make a
                         -----------------------
donation for research in the amount of ***** to the Division of Diagnostic Imaging of MD Anderson upon receipt by CTI of the first regulatory approval by the FDA for the manufacture and sale of Licensed Products. Such donation shall be made within ten (10) days of receipt of such regulatory approval by CTI.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

          SECTION 3.04.  Facilities and Administrative Expenses.   For
                         --------------------------------------
a minimum three (3) year period, CTI shall reimburse PG-TXL for the cost of reasonable office space and office support facilities in the Houston area for use by PG-TXL and CTI personnel in an amount not to exceed ***** per year.

                                      10.

                                  ARTICLE IV

                                   LICENSES
                                   --------

          SECTION 4.01.  Patent License to CTI.
                         ---------------------

          (a) PG-TXL grants to CTI a worldwide exclusive (even as to PG-TXL) license, with all rights to sublicense, under the PG-TXL Patent Rights and the PG-TXL Know-How to use, develop, manufacture, have manufactured, market, sell, offer to sell, import, export and distribute Licensed Products in the Territory.

          (b) A list of the PG-TXL Patent Rights identified as of the Effective Date is set forth on Exhibit A. Such list shall be modified from time to time to reflect any changes to PG-TXL Patent Rights and shall be expanded from time to time to include any Patents owned or Controlled by PG-TXL relevant to the Development or Commercialization of Licensed Products.

          SECTION 4.02.  Trademark Assignment to CTI.
                         ---------------------------

          (a) PG-TXL hereby transfers and assigns to CTI all of its right, title and interest in and to the trademark "PG-TXL" to be used by CTI in connection with the development, commercialization, sales and marketing of Licensed Products; provided that PG-TXL shall retain the right to use the trademark "PG-TXL" in connection with its limited partnership name. Upon sixty (60) days prior notice to PG-TXL by CTI, PG-TXL will change its partnership name to one not containing "PG-TXL."

          (b) PG-TXL makes no warranty regarding its right, title or interest in or to the trademark "PG-TXL."

          SECTION 4.03.     Third Party Technology.
                            ----------------------

          (a) Existing Licenses.  The licenses granted under Section 4.01
              -----------------
include sublicenses of Third Party technology existing on the Effective Date and licensed to PG-TXL to the extent that such sublicenses can be so granted, subject to the terms and conditions of the license agreement pursuant to which the sublicense is granted. As of the Effective Date hereof, the April 30 License is the only such agreement in place. PG-TXL shall be solely responsible for any and all payments required to be made under the April 30 License.

          (b) Necessary Third Party Intellectual Property.  CTI shall have the
              -------------------------------------------
right to obtain (whether by license or purchase from Third Parties) Necessary Third Party Intellectual Property. CTI shall give PG-TXL, to the extent practicable, at least thirty (30) days notice of its intention to obtain Necessary Third Party Intellectual Property, and the terms upon which CTI prepares to obtain such property. If PG-TXL does not agree that obtaining such property is required to make, use, sell, offer for sale or import Licensed

                                      11.

Products, PG-TXL shall, within ten (10) days after receipt of such notice, inform CTI in writing of the basis for its disagreement, setting forth in reasonable detail the reasons for its disagreement. Regardless of whether the parties are in agreement, CTI shall be free to obtain such property. If PG-TXL does not agree that such property is required for CTI to make, use, sell, offer for sale or import Licensed Products, the issue shall be referred to arbitration in accordance with Section 15.11 hereof. The question which the arbitrator(s) shall decide is whether the property is required for CTI to make, use, sell, offer for sale or import Licensed Products. If the arbitrator(s) decide in CTI's favor, then the purchase price or royalty, as the case may be, shall be deducted when computing Net Sales as set forth in the definition of Net Sales under Section 1.01 hereof; otherwise such costs shall not be deducted when computing Net Sales.


                                   ARTICLE V

                               COMMERCIALIZATION
                               -----------------

          SECTION 5.01.  CTI as Sole Marketing Party.  CTI, or its designees,
                         ---------------------------
will be the sole marketing Party with respect to Licensed Products in the Territory, and as a result, shall be responsible for carrying out
Commercialization in the Territory.

          SECTION 5.02.  Commercialization Efforts.  CTI agrees to use
                         -------------------------
commercially reasonable efforts with respect to the Commercialization of Licensed Products throughout the Territory provided for hereunder. Such commercially reasonable efforts shall be consistent with the efforts used by CTI in preparing commercialization plans and budgets and commercializing its own pharmaceutical products.

          SECTION 5.03.  Tax Considerations.  Either Party may take advantage of
                         ------------------
tax considerations which benefit it and not the other Party. In the event that a Party takes advantage of a tax consideration in connection with Licensed Products which benefits it and not the other Party, no compensation to the other Party shall be required, provided that no negative tax implication for the other
                         --------
Party may be an element of such tax benefit.


                                   ARTICLE VI

                                   ROYALTIES
                                   ---------

          SECTION 6.01.  Royalties.  In further consideration of the rights and
                         ---------
licenses granted to CTI under Article IV of this Agreement, CTI shall pay to PG-TXL the following royalties based on the Net Sales of Licensed Products in the Territory (the "Royalty Percentages"):
                -------------------

                                      12.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

               Cumulative Net Sales    Royalty Percentage
               --------------------    ------------------
               Less than $50 million        *****
               $50 million - $150 million   *****
               Greater than $150 million    *****

          If a Licensed Product is made and sold in any country in which CTI does not have valid patent coverage which would prevent the sale of a generic form of such Licensed Product, the Royalty Percentage set forth above with respect to Net Sales attributable to the sale of such Licensed Product in such country shall be reduced by ***** of the Royalty Percentage that would otherwise be payable with respect to Net Sales attributable to the sale of such Licensed Product in such country, until CTI is granted such valid and enforceable patent coverage of such Licensed Product in such country.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

          (a) Royalty Term.  All royalties to a Party shall be paid, on a
              ------------
country-by-country basis, from the date of the First Commercial Sale of each Licensed Product in a particular country until the later of *****.

          (b) Discontinuance.  Subject to the provisions of, and obligations of
              --------------
CTI under, Article XII, CTI may discontinue Commercialization of Licensed Products at any time.

          (c) License Following Expiration.  Upon expiration of the royalty term
              ----------------------------
for Licensed Products in the country as described above, CTI shall thereafter have an exclusive (even as to PG-TXL), paid-up license to PG-TXL Know-How to make, have made, use, sell, offer for sale, have sold and import that Licensed Products in that country. In such event, CTI shall retain responsibility for, and indemnify PG-TXL from, the payment of all applicable royalties and other obligations owed to a Third Party with respect to Licensed Products.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

          SECTION 6.02.  Royalty Reports and Payments.  CTI shall make royalty
                         ----------------------------
payments to PG-TXL within ***** days after the end of each calendar quarter in which Net Sales occurred. A report summarizing the Net Sales of Licensed Products during the relevant quarter on a country-by-country basis shall be delivered to PG-TXL within ***** days following the end of each calendar quarter for which royalties are due. The final quarterly payment of every calendar year will include any additional payment or relevant credit to account for any difference in actual annual Net Sales for the applicable calendar year and the prior year's annual Net Sales.

          SECTION 6.03.  Payments; Interest.  Any payments due under this
                         ------------------
Agreement shall be due on such date as specified in this Agreement and, in the event such date is a day on which commercial banks are not authorized to conduct business in either Houston, Texas,

                                      13.

or Seattle, Washington, then the next succeeding business day, and shall be made by wire transfer to a designated bank account of the receiving Party.

          Any failure by a Party to make a payment within five (5) days after the date when due shall obligate such Party to pay interest to the receiving Party at a rate per annum equal to the prime rate as quoted in the Eastern edition of the Wall Street Journal as of the date such payment is due and, in the event such a rate is not quoted on such date then on the immediately preceding date such rate is quoted, such interest due and payable upon the payment of principal otherwise due and payable.

          SECTION 6.04.  Taxes.  The Party receiving royalties shall pay any and
                         -----
all taxes levied on account of royalties it receives under this Agreement. If laws or regulations require that taxes be withheld, the Party paying royalties will (i) deduct those taxes from the remittable royalty, (ii) timely pay the taxes to the proper taxing authority, and (iii) send proof of payment to the other Party within thirty (30) days of receipt of confirmation of payment from the relevant taxing authority. The Party paying royalties agrees to take all lawful and reasonable efforts to minimize such taxes to the other Party.

          SECTION 6.05.  Payments to or Reports by Affiliates.  Any payment
                         ------------------------------------
required under any provision of this Agreement to be made to either Party or any report required to be made by any Party shall be made to or by an Affiliate of that Party if designated by that Party as the appropriate recipient or reporting entity without relieving such party from responsibility for such payment or report.

          SECTION 6.06.  Payment Currency.  Payments by CTI under this Agreement
                         ----------------
shall be paid to PG-TXL in U.S. dollars by wire transfer of immediately available funds to an account at a commercial bank designated by PG-TXL pursuant to this Article VI at least ten (10) business days before payment is due. Where payments are based on Net Sales in countries other than the United States, the amount of such Net Sales expressed in the currency of each country shall be converted first into the then-applicable European currency, and then into U.S. dollars at the average exchange rate (calculated at the average of the "bid" and "asked" exchange rate) for the applicable quarter. In determining the average exchange rate for any quarter, the standard shall be fifty percent (50%) of the sum of (i) the rate quoted by Reuters (or a different independent wire service providing international spot exchange rates as agreed to by the Parties) in New York at 1:00 p.m. on the last business day of the applicable quarter; plus (ii) the rate quoted by Reuters (or the approved successor service) in New York at 1:00 p.m. on the last business day of the quarter immediately preceding the applicable quarter.

                                      14.

                                  ARTICLE VII

                         MANUFACTURE, SALES AND SUPPLY
                         -----------------------------

          SECTION 7.01.  Manufacture and Supply of Licensed Products by CTI.
                         --------------------------------------------------
CTI shall be the sole Party responsible for the manufacture, sale and supply of Licensed Products and shall use commercially reasonable efforts to manufacture, sell, market and supply Licensed Products (or arrange for such manufacture and supply) to meet demand for Licensed Products throughout the Territory. PG-TXL shall provide reasonable assistance to CTI with respect to the transfer of all manufacturing capabilities from PG-TXL (or its subcontractors) to CTI.

          SECTION 7.02.  Regulatory Approval for Manufacturing.  CTI will use
                         -------------------------------------
commercially reasonable efforts to make necessary filings to obtain, or to cause a Third Party manufacturer to make necessary filings to obtain, Regulatory Approval for the manufacture of each Licensed Product as part of the approval of a Drug Approval Application for such Licensed Product.


                                  ARTICLE VIII

                                CONFIDENTIALITY
                                ---------------

          SECTION 8.01.  Confidentiality; Exceptions.  Except to the extent
                         ---------------------------
expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement: (i) any Information or other information and materials furnished to it by the other Party pursuant to this Agreement, (ii) any Information developed during the course of the collaboration hereunder, or (iii) any provisions of this Agreement that may become the subject of an effective order of the Securities and Exchange Commission granting confidential treatment pursuant to the Securities Act of 1934, as amended (collectively, "Confidential
                                                                    ------------
Information"), except to the extent that it can be established by the receiving
-----------
Party that such Confidential Information:

          (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

          (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

                                      15.

          (d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

          (e) was independently discovered and/or developed by the receiving Party as documented in its corporate records.

          SECTION 8.02.  Authorized Disclosure.  Each Party may disclose
                         ---------------------
Confidential Information hereunder to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, filing or updating any Drug Approval Application, complying with applicable governmental regulations or conducting pre-clinical or clinical trials, provided that if a Party is required by law or regulation to make any such disclosures of the other Party's Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed. In addition, and with prior notice to the other Party of each Third Party with whom a confidential disclosure agreement is being entered into, each Party shall be entitled to disclose, under a binder of confidentiality, Confidential Information to any Third Party for the purpose of carrying out the purposes of this Agreement. Nothing in this Article VIII shall restrict any Party from using for any purpose any Confidential Information independently developed by it during the course of the collaboration hereunder, or from using Confidential Information that is specifically derived from pre-clinical or clinical trials to carry out Regulatory Approval, marketing, sales or professional services support functions as is customary in the pharmaceutical industry.

          SECTION 8.03.  Survival.  This Article VIII shall survive the
                         --------
termination or expiration of this Agreement.

          SECTION 8.04.  Termination of Prior Agreement.  This Agreement
                         ------------------------------
supersedes the Secrecy Agreement between PG-TXL and CTI dated as of January 14, 1997, and the Letter Agreement between PG-TXL and CTI dated June 30, 1998.

          SECTION 8.05.  Publications.  Prior to the launch of Licensed Products
                         ------------
in the Territory, CTI will determine the overall strategy for publication in support of Licensed Products in the Territory. Notwithstanding any term of
Section 8.06 below, the Parties recognize the need for scientific publications pertaining to development of Licensed Products and the Parties will cooperate with each other to provide for such publications. The Parties will use reasonable efforts to obtain the voluntary consent of any Third Party granted publication rights related to Licensed Products prior to the Effective Date to comply with reasonable notice and timing requests and will promptly review any publications delivered for review.

                                      16.

          SECTION 8.06.  Publicity Review.  Subject to Section 11.02 and the
                         ----------------
further provisions of this Section 8.06, PG-TXL shall not originate any written publicity, news release, or other announcement or statement relating to this Agreement or to performance hereunder or the existence of an arrangement between the Parties (collectively, "Written Disclosure"), without the prior prompt
                            ------------------
review and written approval of CTI, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing provisions of this Section 8.06, PG-TXL may make any public Written Disclosure it believes in good faith based upon the advice of counsel is required by applicable law, provided that prior to making such Written Disclosure, PG-TXL shall provide CTI with a copy of the materials proposed to be disclosed at least thirty (30) days prior to (i) submission for publication or (ii) disclosure to a Third Party. CTI shall, not more than thirty (30) days after the receipt of any such proposed publication or disclosure from PG-TXL, submit its suggestions, comments or objections, if any, to PG-TXL. Any confidential matter as determined by CTI shall be deleted. In the event CTI believes patentable subject matter is disclosed in such data or information it shall, within twenty (20) days of its receipt thereof, notify PG-TXL and publication or disclosure will thereupon be withheld until CTI files a patent application thereon, or until CTI reasonably determines after sufficient investigation that no patentable invention exists, whichever period is shorter. The terms of this Agreement may also be disclosed by PG-TXL to (i) government agencies where required by law, or (ii) Third Parties with the prior written consent of CTI, which consent shall not be unreasonably withheld or delayed, so long as such disclosure is made under a binder of confidentiality and so long as highly sensitive terms and conditions such as financial terms are extracted from the Agreement or not disclosed upon the request of CTI. All Written Disclosures shall be factual and as brief as is reasonable under the circumstances. Upon request by CTI, PG-TXL agrees to prepare a mutually agreed press release and question and answer document with respect to this Agreement. PG-TXL agrees that it will use reasonable efforts to cause all Written Disclosures and oral statements relating hereto to be consistent with the answers specified in such question and answer document.


                                   ARTICLE IX

              OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS
              ----------------------------------------------------

          SECTION 9.01.  Patent Prosecution.
                         ------------------

          (a) CTI shall be responsible for and have sole control over all Patent prosecution hereunder.

          (b) CTI shall file, prosecute and maintain all U.S. and foreign Patent applications identified on Exhibit A and resulting Patents by counsel of its choice on behalf of PG-TXL. CTI shall use its best efforts to ensure that the PG-TXL Patent Rights are developed and maintained; CTI shall promptly provide PG-TXL with copies of relevant documentation so that PG-TXL may be informed of the continuing prosecution.

                                      17.

          (c) In the event PG-TXL, pursuant to Section 2.04(a), converts the rights granted by PG-TXL to CTI under Section 4.01 from exclusive to non-exclusive and, thereafter, grants additional licenses under the Patent Rights to Third Parties, such prosecution and maintenance-related expenses going forward will be shared equally between CTI and all such Third Party licensees.

          (d) PG-TXL shall execute and deliver such documents and take such other actions as CTI reasonably may request in connection with the preparation, filing, prosecution and maintenance of any such Patent or Patent application identified in Exhibit A.

          SECTION 9.02.  Third Party Patent Rights.  Each Party agrees to bring
                         -------------------------
to the attention of the other Party any Third Party Patent it discovers, or has discovered, and which relates to the subject matter of this Agreement.

          SECTION 9.03.  Enforcement Rights.
                         ------------------

          (a) Notification of Infringement.  If either Party learns of any
              ----------------------------
infringement or threatened infringement by a Third Party of the PG-TXL Patent Rights, such Party shall promptly notify the other Party and shall provide such other Party with all available evidence of such infringement.

          (b) Enforcement in the Territory.  CTI shall have the right, but not
              ----------------------------
the obligation, to institute, prosecute and control at its own expense any action or proceeding with respect to infringement of any PG-TXL Patent Rights covering the manufacture, use, importation, sale or offer for sale of Licensed Products being developed or marketed in the Territory, by counsel of its own choice. PG-TXL shall have the right, at its own expense, to be represented in any action by counsel of its own choice. If CTI fails to bring an action or proceeding or otherwise take appropriate action to abate such infringement within a period of one hundred eighty (180) days of notice by PG-TXL to CTI requesting action, PG-TXL will have the right to bring and control any such action or proceeding relating to PG-TXL Patent Rights by counsel of its own choice and CTI will have the right to be represented in any such action by counsel of its own choice and at its own expense. If one Party brings any such action or proceeding, the other Party agrees to be joined as a party plaintiff if necessary to prosecute the action or proceeding and to give the first Party reasonable assistance and authority to file and prosecute the suit. Any damages or other monetary awards recovered pursuant to this Section 9.03(b) shall be allocated first to the costs and expenses of the Party bringing suit, then to the costs and expenses, if any, of the other Party. Such allocation of costs and expenses shall be deducted first from compensatory damages and then from punitive and exemplary damages. In the event that CTI brings such action, any amounts remaining shall be distributed as follows: compensatory damages shall be treated as Net Sales in the country and calendar quarter received and punitive and exemplary damages shall be paid equally to CTI and PG-TXL. In the event that PG-TXL brings such action, one hundred percent (100%) of any amounts remaining shall be payable to PG-TXL.

                                      18.

          (c) Settlement with a Third Party.  The Party that controls the
              -----------------------------
prosecution of a given action shall also have the right to control settlement of such action; provided, however, that if one Party controls, no settlement shall
             --------  -------
be entered into without the written consent of the other Party (which consent shall not be unreasonably withheld) if such settlement would materially and adversely affect the interests of such other Party.

          SECTION 9.04.  Defense and Settlement of Third Party Claims.  If a
                         --------------------------------------------
Third Party asserts that a patent, trademark or other intangible right owned by it is infringed by any Licensed Products in the Territory, CTI will be solely responsible for defending against any such assertions at its cost and expense. The costs of any such settlement (including, without limitation, damages, expense reimbursements, compliance, future royalties or other amounts) shall be paid exclusively by CTI.

          SECTION 9.05.  Patent Expenses.  CTI shall be obligated to pay all
                         ---------------
worldwide Patent Expenses subject to the terms of this Agreement. CTI shall promptly reimburse PG-TXL for all Patent Expenses undertaken by PG-TXL at CTI's request subsequent to the execution of this Agreement.

          SECTION 9.06.  Trademarks.  CTI shall be responsible for the
                         ----------
selection, registration and maintenance of all trademarks which it employs in connection with Licensed Products and shall own and control such trademarks (and pay any costs in connection therewith). PG-TXL recognizes the exclusive ownership by CTI of any proprietary CTI name, logotype or trademark furnished by CTI (including CTI's Affiliates) for use in connection with Licensed Products. PG-TXL shall not, either while this Agreement is in effect, or at any time thereafter, register, use or attempt to obtain any right in or to any such name, logotype or trademark or in and to any name, logotype or trademark confusingly similar thereto.


                                   ARTICLE X

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          SECTION 10.01.  Representations and Warranties.
                          ------------------------------

          (a) Each of the Parties hereby represents and warrants to the other Party that this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

          (b) PG-TXL hereby represents and warrants to CTI as follows:

                                      19.

               (i) PG-TXL has not, and during the term of the Agreement neither Party will, (x) grant any right to any Third Party relating to the PG-TXL Patent Rights and to PG-TXL Know-How which would conflict with the rights granted to either Party hereunder, and (y) to the best of its knowledge neither Party is employing (as an employee or consultant) any person that has been debarred by the FDA.

               (ii) To the best of its knowledge PG-TXL is not obligated under any agreement as of the Effective Date to pay any Third Party royalties with respect to Licensed Products other than (A) royalties owed by PG-TXL to MD Anderson in accordance with the terms of the MD Anderson Release and (B) royalties owed by PG-TXL to the Licensors under the April 30 License. As of the Effective Date there are no such agreements in place other than the agreements comprising the MD Anderson Release and the April 30 License.

               (iii) PG-TXL has given CTI access to all of its laboratory, pre-clinical and clinical records and all other data generated by Third Parties on behalf of PG-TXL regarding Licensed Products in existence as of the Effective Date.

               (iv) As of the Effective Date, except as it may have previously disclosed to CTI in writing or otherwise, PG-TXL has not received any notices of infringement or any written communications relating in any way to a possible infringement with respect to any PG-TXL Patent Rights.

               (v) Neither PG-TXL nor any of its employees have misappropriated any trade secrets with respect to the PG-TXL Know-How or PG-TXL Patent Rights.


          SECTION 10.02.  Performance by Affiliates of CTI.  PG-TXL recognizes
                          --------------------------------
that CTI may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that CTI shall remain responsible for and be a
            --------  -------
guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.


                                   ARTICLE XI

                            INFORMATION AND REPORTS
                            -----------------------

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

          SECTION 11.01.  Records of Revenues and Expenses.
                          --------------------------------

          (a) CTI will maintain complete and accurate records which are relevant to revenues, costs, expenses and payments on a country-by-country basis under this Agreement and such records shall be open during reasonable business hours for a period of *****

                                      20.

years from creation of individual records for examination at PG-TXL's expense and not more often than once each year by a certified public accountant selected by PG-TXL, or PG-TXL's internal accountants unless CTI reasonably objects to the use of such internal accountants, for the sole purpose of verifying for PG-TXL the correctness of calculations and classifications of such revenues, costs, expenses or payments made under this Agreement. Each Party shall bear its own costs related to such audit; provided that, for any underpayments greater than
                             --------
***** by CTI, CTI shall pay PG-TXL the amount of underpayment, interest as provided for in Section 6.03 from the time the amount was due and PG-TXL's out-of-pocket expenses. For any underpayments less than ***** by CTI found under this Section 11.01, CTI shall pay PG-TXL the amount of underpayment. Any overpayments by CTI will be refunded to CTI or credited to future royalties, at CTI's election. Any records or accounting information received from the other Party shall be Confidential Information for purposes of Article VIII. Results of any such audit shall be provided to both Parties, subject to Article VIII.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission).

          (b) If there is a dispute between the Parties following any audit performed pursuant to Section 11.01(a), either Party may refer the issue (an

"Audit Disagreement") to an independent certified public accountant for
-------------------
resolution. In the event an Audit Disagreement is submitted for resolution by either Party, the Parties shall comply with the following procedures:

               (i) The Party submitting the Audit Disagreement for resolution shall provide written notice to the other Party that it is invoking the procedures of this Section 11.01(b).

               (ii) Within thirty (30) business days of the giving of such notice, the Parties shall jointly select a recognized international accounting firm to act as an independent expert to resolve such Audit Disagreement.

               (iii) The Audit Disagreement submitted for resolution shall be described by the Parties to the independent expert, which description may be in written or oral form, within ten (10) business days of the selection of such independent expert.

               (iv) The independent expert shall render a decision on the matter as soon as practicable.

               (v) The decision of the independent expert shall be final and binding unless such Audit Disagreement involves alleged fraud, breach of this Agreement or construction or interpretation of any of the terms and conditions hereof.

               (vi) All fees and expenses of the independent expert, including any third party support staff or other costs incurred with respect to carrying out the procedures specified at the direction of the independent expert in connection with such

                                      21.

     Audit Disagreement, shall be borne by CTI in the event that a discrepancy of more than ***** results from such decision, and by the Parties equally in all other cases.

          SECTION 11.02.  Use of Names.  Neither Party shall use the name of the
                          ------------
other Party in relation to this transaction in any public announcement, press release or other public document without the written consent of such other Party, which consent shall not be unreasonably withheld or delayed; provided,
                                                                    --------
however, that either Party may use the name of the other Party in any document
-------
filed with any regulatory agency or authority, including the FDA and the Securities and Exchange Commission. PG-TXL agrees not to use the name "CTI" in relation to this transaction in any press release, public announcement or other public document without the approval of CTI, which approval shall not be unreasonably withheld or delayed.


                                  ARTICLE XII

                              TERM AND TERMINATION
                              --------------------

          SECTION 12.01.  Term.  This Agreement shall commence as of the
                          ----
Effective Date and, unless sooner terminated as provided herein shall continue in effect until no royalties are payable under Article VI hereunder to PG-TXL.

          SECTION 12.02.  Termination.
                          -----------

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

          (a) Notwithstanding any other provision herein, CTI may terminate this Agreement on a country-by-country basis or in its entirety (i) upon ***** days advance written notice to PG-TXL in the event issues regarding the safety of Licensed Products arise during Development or clinical data obtained reveal a materially adverse tolerability profile for Licensed Products in humans; or (ii) for any reason upon ***** days advance written notice.

          (b) Notwithstanding any other provision herein, either Party may terminate this Agreement pursuant to Section 3.01, on a country-by-country basis or in its entirety, if CTI shall fail to make any license fee payment as set forth in Section 3.01.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

          (c) Failure by CTI or PG-TXL to comply with any other of the respective material obligations and conditions contained in this Agreement shall entitle the other Party to give the Party in default notice requiring it to cure such default. If such default is not cured within ***** days after receipt of such notice, the notifying Party shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement) to terminate this Agreement or in the event of an uncured material breach by PG-TXL, effect the rights of CTI set forth in Section 12.02(e) by giving a notice to take effect immediately. Notwithstanding the foregoing, in the event of a non-monetary default, if the default is not

                                      22.

reasonably capable of being cured within the ***** day cure period by the defaulting Party and such defaulting Party is making a good faith effort to cure such default, the notifying Party may not terminate this Agreement, provided,
                                                                    --------
however, that the notifying Party may terminate this Agreement if such default
-------
is not cured within ***** days of such original notice of default. The right of either Party to terminate this Agreement as hereinabove provided shall not be affected in any way by its waiver of, or failure to take action with respect to any previous default.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

          (d) In the event that one of the Parties hereto shall go into liquidation, a receiver or a trustee be appointed for the property or estate of that Party and said receiver or trustee is not removed within ***** days, or the Party makes an assignment for the benefit of creditors (collectively, a "Bankruptcy Event"), and whether any of the aforesaid Bankruptcy Events be the
-----------------
outcome of the voluntary act of that Party, or otherwise, the other Party shall be entitled to terminate this Agreement (or in the event PG-TXL suffers such a Bankruptcy Event, CTI may effect its rights described in Section 12.02(e) forthwith by giving a written notice to PG-TXL).

          (e) In the event that this Agreement is terminated by CTI in one or more countries or in its entirety in accordance with Section 12.02(a), and in the event that the Agreement is terminated by either Party in its entirety in accordance with Sections 12.02(b) or (c) hereof, CTI will with respect to each country for which the termination applies entirely:

               (i) deliver to PG-TXL the PG-TXL Know-How and assign to PG-TXL CTI's rights in said PG-TXL Know-How and PG-TXL Patent Rights if any, in either case relating solely to the country that is the subject of the termination;

               (ii) not commercialize a product incorporating the PG-TXL Know-How in such country;

               (iii) not infringe any of the PG-TXL Patent Rights in such country;

               (iv) make all payments accrued under this Agreement with respect to such country prior to the effective termination date;

               (v) transfer all regulatory filings and approvals related to Licensed Products in such country to PG-TXL upon PG-TXL's written request for same;

               (vi) transfer to PG-TXL responsibility for and control of ongoing work of CTI related to Licensed Products, Affiliates and Third Parties in an expeditious and orderly manner with the costs for such work assumed by PG-TXL as of the date of notice;

                                      23.

               (vii) reconvey to PG-TXL all rights to the trademark for "PG-TXL" granted pursuant to Section 4.02; and

               (viii) sell to PG-TXL, at any time within ninety (90) days of such termination, at PG-TXL's election, all or any portion of the inventory of Licensed Products owned by CTI or its Affiliates which are intended for sale in such country at a price equal to CTI's or its Affiliate's cost (which, if CTI is the manufacturing party, will be CTI's labor and material cost without further markup) for such inventory. Such election shall be made by PG-TXL in writing and within thirty (30) days of such election, CTI shall ship at PG-TXL's cost and direction such inventory to PG-TXL. PG-TXL shall pay for such inventory within forty-five (45) days of receipt of such inventory.

          (f) In the event of a Bankruptcy Event related to PG-TXL, CTI may elect in lieu of terminating this Agreement to declare the license granted pursuant to this Agreement to be irrevocable. From the date of receipt of notice of such election, PG-TXL shall have no further rights or obligations under this Agreement, except that PG-TXL may enforce any financial obligations of CTI, including those arising under Articles III and VI herein before or after such election.

          (g) Except where expressly provided for otherwise in this Agreement, termination of this Agreement shall not relieve the Parties hereto of any liability, including any obligation to make payments hereunder, which accrued hereunder prior to the effective date of such termination, nor preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice any Party's right to obtain performance of any obligation.

          SECTION 12.03.  Surviving Rights.  The rights and obligations set
                          ----------------
forth in this Agreement shall extend beyond the term or termination of the Agreement only to the extent expressly provided for herein, or the extent that the survival of such rights or obligations are necessary to permit their complete fulfillment or discharge.


                                  ARTICLE XIII

                                INDEMNIFICATION
                                ---------------

          SECTION 13.01.  Indemnification.  With respect to Licensed Products
                          ---------------
(determined on a country by country basis):

          (a) Except as provided in Article 13.01(b), CTI hereby agrees to save, defend and hold PG-TXL and its agents and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable legal expenses and attorneys' fees (collectively, "Losses"), resulting from the commercial
-------

                                      24.

sale of Licensed Products except to the extent such Losses result from the negligence or willful misconduct of PG-TXL or the infringement by PG-TXL (due to actions taken by PG-TXL prior to the Effective Date) of Third Party intellectual property rights, in which case PG-TXL hereby agrees to save, defend and hold CTI and its agents and employees harmless from any and all such Losses.

          (b) Except as provided in Article 13.01(a), CTI and PG-TXL hereby agree to save, defend and hold the other Party and its agents and employees harmless from and against any and all Losses resulting directly from the Development of Licensed Products to the extent such Development was performed by such Party except to the extent such Losses result from the negligence or willful misconduct of the other Party, in which case such Party hereby agrees to save, defend and hold the other Party and its agents and employees harmless from any and all such Losses.

          (c) Each indemnified Party agrees to give the indemnifying Party prompt written notice of any Loss or discovery of fact upon which such indemnified Party intends to base a request for indemnification under Sections 13.01(a) or (b). Each Party shall furnish promptly to the other copies of all papers and official documents received in respect of any Loss. With respect to any Loss relating solely to the payment of money damages and which will not result in the indemnified Party becoming subject to injunctive or other relief or otherwise adversely affecting the business of the indemnified Party in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the indemnified Party hereunder, the indemnifying Party shall have the sole right to defend, settle or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. The indemnifying Party shall obtain the written consent of the indemnified Party, which shall not be unreasonably withheld or delayed, prior to ceasing to defend, settling or otherwise disposing of any Loss if as a result thereof the indemnified Party would become subject to injunctive or other equitable relief or any remedy other than the payment of money, which payment would be the responsibility of the indemnifying Party. The indemnifying Party shall not be liable for any settlement or other disposition of a Loss by the indemnified Party which is reached without the written consent of the indemnifying Party, which consent shall not be unreasonably withheld or delayed. The reasonable costs and expenses, including reasonable fees and disbursements of counsel incurred by any indemnified Party in connection with any Loss, shall be reimbursed on a quarterly basis by the indemnifying Party, without prejudice to the indemnifying Party's right to contest the indemnified Party's right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the indemnified Party.

                                      25.

                                 ARTICLE XIV

                      APRIL 30 LICENSE; SECURITY INTEREST

          SECTION 14.01.  April 30 License.
                          ----------------

          (a) PG-TXL shall cause CTI to be added to Section 9.0(i)(ii) of the April 30 License and thereby receive copies of all notices and communications thereunder.

          (b) PG-TXL shall not permit the April 30 License to be amended or supplemented in any manner without CTI's prior written consent.

          (c) At any time and from time to time, CTI, on behalf of PG-TXL may make payments owed by PG-TXL to the April 30 Licensors under the April 30 License, directly to the April 30 Licensors.

          (d) PG-TXL will comply in all respects with its obligations under the April 30 License, and, in no event will PG-TXL make an election to reject the April 30 License in connection with any bankruptcy, insolvency or similar proceeding.

          SECTION 14.02.  Security Interest.
                          -----------------

          (a) Grant of Security Interest.  As security for the performance of
              --------------------------
its obligations under this Agreement, PG-TXL hereby pledges, assigns, transfers, hypothecates and sets over to CTI, and hereby grants to CTI a security interest in, all of PG-TXL's right, title and interest in, to and under the April 30 License.

          (b) PG-TXL Remains Liable.  Anything herein to the contrary
              ---------------------
notwithstanding, (i) PG-TXL shall remain liable under the April 30 License, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by CTI of any of the rights hereunder shall not release PG-TXL from any of its duties or obligations under the April 30 License, and (iii) CTI shall not have any obligation or liability under the April 30 License by reason of this Agreement, nor shall CTI be obligated to perform any of the obligations or duties of PG-TXL thereunder or to take any action to collect or enforce the April 30 License.

          (c) Continuing PG-TXL Security Interest.  PG-TXL agrees that this
              -----------------------------------
Agreement shall create a continuing security interest in the April 30 License which shall remain in effect until terminated in accordance with Article XII.

          (d) Perfection.  Within five (5) business days after execution of this
              ----------
Agreement, the parties shall file a financing statement covering this security interest in the April 30 License substantially the form of Exhibit B hereto. PG-TXL shall execute and deliver to CTI at any time and from time to time thereafter, all continuation financing

                                      26.

statements, termination statements, security agreements, documents of title, affidavits, reports, notices, schedules of account, letters of authority and all other documents and instruments, in form satisfactory to CTI, and take all other action, as CTI may request, to perfect and continue perfected, maintain the priority of or provide notice of the request, to perfect and continue perfected, maintain the priority of or provide notice of CTI's security interest in the April 30 License and to accomplish the purposes of this Agreement.

          (e) Remedies.  Under the terms of the security interest granted by PG-
              --------
TXL to CTI pursuant to Section 14.02 and subject to Section 12.02(c), upon default by PG-TXL in performance under this Agreement, CTI shall be entitled to all of the rights and remedies (and be subject to the obligations of) a secured creditor upon default as provided in Article 9 of the Texas Uniform Commercial Code. Upon any foreclosure of such security interest, CTI shall owe no fiduciary duties to the April 30 Licensors.

                                   ARTICLE XV

                                 MISCELLANEOUS
                                 -------------

          SECTION 15.01.  Assignment.
                          ----------

          (a) CTI may assign any of its rights or obligations under this Agreement in any country to any of its Affiliates or to any sublicensee as provided in Section 4.01; provided, however, that such assignment shall not
                          --------  -------
relieve CTI of its responsibilities for performance of its obligations under this Agreement.

          (b) With the prior written consent of CTI, which shall not be unreasonably withheld, PG-TXL may assign its right to receive license fee payments under Section 3.01, milestone payments under Section 3.02, facilities and administration expenses under Section 3.04 and royalty payments under
Section 6.01 to any of its Affiliates.

          (c) Either Party may assign its rights or obligations under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of its assets, or otherwise with the prior written consent of the other Party. This Agreement shall survive any such merger or reorganization of either Party with or into, or such sale of assets to, another party and no consent for such merger, reorganization or sale shall be required hereunder; provided, that in the event of such merger, reorganization or sale, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

          (d) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

                                      27.

          SECTION 15.02.  Retained Rights.  Nothing in this Agreement shall
                          ---------------
limit in any respect the right of either Party to conduct research and development and to market products using such Party's technology other than as herein expressly provided.

          SECTION 15.03.  Force Majeure.  Neither Party shall lose any rights
                          -------------
hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other cause beyond the control of the defaulting Party, provided
                                                                    --------
that the Party claiming force majeure has extended all reasonable efforts to avoid or remedy such force majeure, continues to employ such efforts and promptly notifies the other Party of such force majeure event.

          SECTION 15.04.  Further Actions.  Each Party agrees to execute,
                          ---------------
acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

          SECTION 15.05.  No Trademark Rights.  Except as otherwise provided
                          -------------------
herein, no right, express or implied, is granted by the Agreement to use in any manner the name "CTI," or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of the Agreement.

          SECTION 15.06.  Notices.  All notices hereunder shall be in writing
                          -------
and shall be deemed given if delivered personally or by facsimile transmission (receipt confirmed in writing by the receiving Party), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided
                                                                        --------
that notices of a change of address shall be effective only upon receipt thereof).

          (a)  If to PG-TXL:

               PG-TXL Company, L.P.
               3324 Pittsburgh Street
               Houston, Texas 77005
               Attention:  Sidney Wallace, M.D.

               With a copy to:

               Mayor, Day, Caldwell & Keeton, LLP
               700 Louisiana, Suite 1900
               Houston, TX 77002-2778
               Attention:  Eddy Rogers
               Telecopy:   (713) 225-7047

                                      28.

          (b)  If to CTI:

               Cell Therapeutics, Inc.
               201 Elliott Avenue West
               Seattle, Washington 98119
               Attn:  James A. Bianco, M.D.
                      President and Chief Executive Officer

               With a copy to:

               Brobeck, Phleger & Harrison LLP
               One Market
               Spear Street Tower
               San Francisco, CA 94105
               Attention:  Michael J. Kennedy
               Telecopy:   (415) 442-1010

          SECTION 15.07.  Waiver.  Except as specifically provided for herein,
                          ------
the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or any other of such Party's rights or remedies provided in this Agreement.

          SECTION 15.08.  Severability.  If any term, covenant or condition of
                          ------------
this Agreement or the application thereof to any Party or circumstances shall, to any extent or in any country, be held to be invalid or unenforceable, then
(i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

          SECTION 15.09.  Ambiguities.  Ambiguities, if any, in this Agreement
                          -----------
shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

          SECTION 15.10.  Governing Law.  This Agreement shall be governed by
                          -------------
and interpreted under the laws of the State of New York as applied to contracts entered into and performed entirely in New York by New York residents.

          SECTION 15.11.  Arbitration.  The parties shall submit any dispute
                          -----------
concerning this interpretation of or the enforcement of rights and duties under this Agreement to final

                                      29.

and binding arbitration pursuant to the American Arbitration Association. At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reports, or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings. Arbitration shall be conducted by a single, neutral arbitrator, or, at the election of any party, three neutral arbitrators, appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the City of Phoenix, Arizona. The award of the arbitrator(s) shall be enforceable according to the applicable provisions of the Arizona Code of Civil Procedure. The arbitrator(s) may award damages and/or permanent injunctive relief, but in no event shall the arbitrator(s) have the authority to award punitive or exemplary damages. Notwithstanding the foregoing, a party may apply to a court of competent jurisdiction for relief in the form of a temporary restraining order or preliminary injunction, or other provisional remedy pending final determination of a claim through arbitration in accordance with the paragraph. If proper notice of any hearing has been given, the arbitrator(s) will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear.

          SECTION 15.12.  Headings.  The sections and paragraph headings
                          --------
contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

          SECTION 15.13.  Counterparts.  This Agreement may be executed in one
                          ------------
or more counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION 15.14.  Entire Agreement; Amendments.  This Agreement,
                          ----------------  ----------
including all Exhibits attached hereto and thereto, and all documents delivered concurrently herewith and therewith, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties. This Agreement, including without limitation the exhibits, schedules and attachments thereto, are intended to define the full extent of the legally enforceable undertakings of the Parties hereto, and no promise or representation, written or oral, which is not set forth explicitly is intended by either party to be legally binding. Both Parties acknowledge that in deciding to enter into the Agreement and to consummate the transaction contemplated thereby neither has relied upon any statement or representations, written or oral, other than those explicitly set forth therein.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

          SECTION 15.15.  Expenses.  Except as otherwise specified in this
                          --------
Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel,

                                      30.

financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that upon execution of this
                         --------  -------
Agreement, CTI shall pay PG-TXL a one-time expense reimbursement in the amount of ***** to cover historical legal expenses incurred by PG-TXL and the Initial Royalty (as defined in the April 30 License) payable by PG-TXL under the April 30 License.

          SECTION 15.16.  Independent Contractors.  The status of the Parties
                          -----------------------
under this Agreement shall be that of independent contractors. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor shall it represent to any person that it has any such right or authority. Nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the Parties.

          IN WITNESS WHEREOF, PG-TXL and CTI have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                 PG-TXL COMPANY, L.P.

                                 By: Fem.CADeT Incorporated, its General
                                     Partner


                                 By:
                                      ------------------------------------------
                                 Name:  Sidney Wallace, M.D.
                                 Title:  President


                                 CELL THERAPEUTICS, INC.


                                 By:
                                      ------------------------------------------
                                 Name:  James A. Bianco, M.D.
                                 Title:  President and Chief Executive Officer

                                      31.

                                   EXHIBIT A

                              PG-TXL PATENT RIGHTS
                              --------------------

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

    (1) U.S. Patent Application No. *****, filed March 11, 1997 which is a converted utility patent application from Provisional Application No. 60/013184, filed with the United States Patent and Trademark Office on March 12, 1996;

    (2) Intn'l Patent Application No. *****, filed March 11, 1997; and

    (3) U.S. Patent Application No. *****, filed March 30, 1998.

                                      32.

                                   EXHIBIT B

                FORM OF FINANCING STATEMENT FOR APRIL 30 LICENSE
                ------------------------------------------------

                                      33.